POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, Terry Bassham, does hereby constitute and appoint Barbara B. Curry or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 3, Form 4 or Form 5, and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of March, 2008.

/s/ Terry Bassham Signature Name Printed: Terry Bassham

STATE OF MISSOURI COUNTY OF JACKSON	) ) ss )

          On this 31st day of March, 2008, before me the undersigned, a Notary Public, personally appeared Terry Bassham, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he executed the same as his free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Renee Ray Notary Public Jackson County, State of Missouri

My Commission Expires: August 30, 2010